Exhibit 99.1
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com
Cerner’s Internet Home Page: www.cerner.com
Cerner Reports Second Quarter 2010 Results
Strong Bookings, Revenue, Earnings and Cash Flow
KANSAS CITY, Mo. — July 28, 2010 — Cerner Corporation (Nasdaq: CERN) today announced results for the 2010 second quarter that ended July 3, 2010, delivering strong levels of bookings, revenue, earnings and cash flow.
Bookings in the second quarter of 2010 were $467.8 million, up 19 percent from $394.0 million in the second quarter of 2009. Second quarter revenue was $456.0 million, up 13 percent compared to $403.8 million in the year-ago period.
On a Generally Accepted Accounting Principles (GAAP) basis, second quarter 2010 net earnings were $55.5 million, and diluted earnings per share were $0.65. Second quarter 2009 GAAP net earnings were $43.8 million, and diluted earnings per share were $0.52.
Adjusted (non-GAAP) Earnings
Adjusted second quarter 2010 net earnings were $59.1 million, an increase of 29 percent compared to $46.0 million of adjusted net earnings in the second quarter of 2009. Adjusted diluted earnings per share were $0.69 in the second quarter of 2010 compared to $0.55 of adjusted diluted earnings per share in the second quarter of 2009. Analysts’ consensus estimate for second quarter 2010 adjusted diluted earnings per share was $0.68.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted second quarter 2010 and 2009 net earnings and diluted earnings per share exclude share based compensation expense, which reduced second quarter 2010 net earnings and diluted earnings per share by $3.6 million and $0.04, respectively, and reduced second quarter 2009 net earnings and diluted earnings per share by $2.2 million and $0.03, respectively.

Other Second Quarter Highlights:
•	Second quarter cash collections of $447.0 million and operating cash flow of $110.2 million.

•	Free cash flow of $65.6 million. Free cash flow is a non-GAAP financial measure defined as operating cash flow less capital expenditures and capitalized software. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Operating Cash Flow to non-GAAP Free Cash Flow.”

•	Days sales outstanding of 88 days compared to 89 days in the first quarter of 2010 and 100 days in the year-ago quarter.

•	Total revenue backlog of $4.48 billion, up 21 percent over the year-ago quarter. This is comprised of $3.85 billion of contract backlog and $637 million of support and maintenance backlog.
“Our second quarter results were very solid across nearly all key metrics, including record cash flow and strong bookings, revenue and earnings,” said Neal Patterson, Cerner chairman, CEO, president and co-founder. “Our strong bookings, highlighted by several new client relationships, included demand associated with the healthcare information technology provisions in the American Recovery and Reinvestment Act of 2009 (ARRA). Cerner remains very well positioned to continue benefiting from this demand due to the depth and breadth of our proven solutions and differentiated services capabilities,” Patterson said.
Future Period Guidance
Cerner currently expects:
•	Third quarter 2010 revenue between $455 million and $470 million.

•	Third quarter 2010 adjusted diluted earnings per share before share based compensation expense between $0.71 and $0.76.

•	Third quarter 2010 new business bookings between $450 million and $480 million.

•	Full-year 2010 revenue between $1.83 billion and $1.875 billion, which is up from a prior range of $1.80 billion and $1.875 billion.

•	Full-year 2010 adjusted diluted earnings per share before share based compensation expense between $2.85 and $2.92, which is up from a prior range of $2.80 and $2.90.

•	Share based compensation expense to reduce diluted earnings per share by approximately $0.04 to $0.05 in the third quarter of 2010 and between $0.17 and $0.18 for the year.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on second quarter results at 3:30 p.m. CT on July 28. The dial-in number for the conference call is (617) 213 8831; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, July 28 through 11:59 p.m. CT, August 2. The dial-in number for the re-broadcast is (888) 286-8010; the passcode is 98583016.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investors, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner® solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, employer health and wellness services industry and for the healthcare commerce system. These solutions are licensed by more than 8,500 facilities around the world, including approximately 2,300 hospitals; 3,400 physician practices covering more than 30,000 physicians; 600 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 700 home-health facilities; and 1,500 retail pharmacies. The trademarks, service marks and logos (collectively, the “Marks”) set forth herein are registered and unregistered trademarks and/or service marks owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook, and YouTube.
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “positioned”, “continue”,“guidance” and “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; risks associated with the ongoing adverse financial market environment and uncertainty in global economic conditions; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; the volatility in the trading price of our common stock; and, our directors' authority to issue preferred stock and anti-takeover provisions in our corporate governance documents. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
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CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended July 3, 2010 and July 4, 2009
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	2010 (1)	2009 (1)	2010 (1)	2009 (1)

Revenues
System sales	$135,902	$114,302	$252,853	$214,491
Support, maintenance and services	311,575	281,444	618,620	565,272
Reimbursed travel	8,524	8,060	15,865	16,365

Total revenues	456,001	403,806	887,338	796,128

Margin
System sales	83,039	71,673	155,162	130,298
Support, maintenance and services	294,751	265,244	585,881	533,410

Total margin	377,790	336,917	741,043	663,708

Operating expenses
Sales and client service	190,030	171,633	377,623	344,986
Software development	67,988	65,090	134,767	129,826
General and administrative	33,420	34,038	66,645	60,760

Total operating expenses	291,438	270,761	579,035	535,572

Operating earnings	86,352	66,156	162,008	128,136

Interest income	2,147	1,953	5,804	3,686
Interest expense	(1,726)	(2,099)	(3,600)	(4,153)
Other income (expense), net	(495)	213	(571)	417

Total other income (expense), net	(74)	67	1,633	(50)

Earnings before income taxes	86,278	66,223	163,641	128,086
Income taxes	(30,801)	(22,478)	(57,878)	(43,511)

Net earnings	$55,477	$43,745	$105,763	$84,575

Basic earnings per share	$0.67	$0.54	$1.29	$1.05

Basic weighted average shares outstanding	82,334	80,691	82,146	80,512

Diluted earnings per share	$0.65	$0.52	$1.24	$1.02

Diluted weighted average shares outstanding	85,336	83,590	85,224	83,258

Note 1:	Operating expenses for the three and six months ended July 3, 2010 and July 4, 2009 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009

Sales and client service	$2,411	$1,377	$4,779	$3,086
Software development	1,636	851	3,042	2,002
General and administrative	1,799	1,358	3,532	2,418

Total share based compensation	5,846	3,586	11,353	7,506
Amount of related income tax benefit	(2,178)	(1,336)	(4,229)	(2,796)

Net impact on net earnings	$3,668	$2,250	$7,124	$4,710

Decrease to diluted earnings per share	$0.04	$0.03	$0.08	$0.05

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and six months ended July 3, 2010 and July 4, 2009
(unaudited)
     RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED DILUTED
     EARNINGS PER SHARE TO GAAP NET EARNINGS AND DILUTED EARNINGS PER SHARE 1

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	2010	2009	2010	2009

Net Earnings
Net earnings	$55,477	$43,745	$105,763	$84,575
Share-based compensation expense[2]	5,846	3,586	11,353	7,506
Income tax benefit of share-based compensation[2]	(2,178)	(1,336)	(4,229)	(2,796)

Adjusted net earnings (non-GAAP)	$59,145	$45,995	$112,887	$89,285

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009

Diluted Earnings Per Share
Diluted earnings per share[2]	$0.65	$0.52	$1.24	$1.02
Share-based compensation expense (net of tax)[2]	0.04	0.03	0.08	0.05

Adjusted diluted earnings per share (non-GAAP)	$0.69	$0.55	$1.32	$1.07

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW1

	Three Months Ended		Six Months Ended
(In thousands)	2010	2009	2010	2009

Cash flows from operating activities	$110,238	$67,930	$215,741	$165,756
Capital purchases [3]	(23,903)	(22,550)	(56,011)	(65,723)
Capitalized software development costs [3]	(20,732)	(20,300)	(41,248)	(38,588)

Free cash flow (non-GAAP)	$65,603	$25,080	$118,482	$61,445

Note 1:	The presentation of Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. The Company believes that Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.

Note 2:	The Company provides earnings with and without stock options expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3:	The Company provides cash flow with and without capital purchases and software development cost because operating cash flows excluding these expenditures is used by management along with GAAP results to analyze its earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of July 3, 2010 (unaudited) and January 2, 2010

(In thousands)	2010	2009

Assets

Cash and cash equivalents	$255,795	$241,723
Short-term investments	376,712	317,113
Receivables, net	441,567	461,411
Inventory	9,176	11,242
Prepaid expenses and other	94,755	106,791
Deferred income taxes	7,985	8,055

Total current assets	1,185,990	1,146,335

Property and equipment, net	507,045	509,178
Software development costs, net	241,351	233,265
Goodwill	160,401	151,479
Intangible assets, net	38,315	33,719
Long-term investments	45,129	—
Other assets	67,444	74,591

Total assets	$2,245,675	$2,148,567

Liabilities and Stockholders’ Equity

Accounts payable	$47,485	$36,893
Current installments of long-term debt	25,638	25,014
Deferred revenue	111,420	137,095
Accrued payroll and tax withholdings	78,113	80,093
Other accrued expenses	60,815	79,008

Total current liabilities	323,471	358,103

Long-term debt	90,665	95,506
Deferred income taxes and other liabilities	104,840	98,372
Deferred revenue	18,974	15,788

Total liabilities	537,950	567,769

Stockholders’ Equity

Common stock	833	826
Additional paid-in capital	597,385	557,545
Retained earnings	1,159,326	1,053,563
Treasury stock	(28,002)	(28,002)
Accumulated other comprehensive loss, net	(21,937)	(3,254)

Total Cerner Corporation stockholders’ equity	1,707,605	1,580,678
Noncontrolling interest	120	120

Total stockholders’ equity	1,707,725	1,580,798

Total liabilities and stockholders’ equity	$2,245,675	$2,148,567